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As filed with the Securities and Exchange Commission on February 18, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SYLVAN LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1492296 (I.R.S. employer identification number)

1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas L. Becker
Chief Executive Officer
Sylvan Learning Systems, Inc.
1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-8000
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard C. Tilghman, Jr., Esquire
Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209
(410) 580-3000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. /x/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $.01 par value	143,609 Shares	$23.68	$3,400,661	$313

(1)
Estimated solely for purposes of determining registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on February 14, 2002.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2002

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

143,609 Shares

Sylvan Learning Systems, Inc.

Common Stock

        This prospectus relates to the offering from time to time of up to an aggregate of 143,609 shares by the selling stockholders named in this prospectus. The selling stockholders acquired these shares of our common stock in a private transaction.

        This offering is not being underwritten. The selling stockholders may offer the shares through public or private transactions at the prevailing market price for our common stock at the time of the sale, a price related to the prevailing market price, a negotiated price or such other prices as the selling stockholders determine from time to time. All of the net proceeds from the sale of these shares of common stock will go to the selling stockholders. We will not receive any proceeds from the sale of these shares.

        Our common stock is traded on the Nasdaq National Market under the symbol "SLVN." On February 15, 2002, the last reported bid price of our common stock on the Nasdaq National Market was $23.82 per share.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2002

i

SYLVAN LEARNING SYSTEMS, INC.

        Because this is a summary, it does not contain all the information you should consider before investing in our common stock. You should carefully read the more detailed information and the financial statements and related notes that are incorporated by reference in this prospectus.

        We are a leading international provider of educational services to families and schools. We seek to maintain our leadership position in the core K through 12 educational services market while dramatically expanding our post-secondary offerings and establishing a leadership role in the educational technology marketplace. We plan to achieve this leadership through focus on the following business concentrations:

  •
  K through 12. Providing consumer and institutionally focused education services for students ranging from the kindergarten through high school education levels. We provide services through Sylvan Learning Centers and Sylvan Education Solutions. This business focuses on proven grade level advancement of students through direct student-teacher interaction.

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  Post-Secondary. Providing educational services to students beyond the high school education level through a network of international universities, center-based adult English language instruction and accredited teacher training university courses and degree programs. We tailor our services to address the fast growing international marketplace for advanced education as well as the shortage of teaching professionals in the United States. We provide services through the five institutions that comprise Sylvan International Universities as well as Wall Street Institute, Canter and Associates and the Sylvan Teacher Institute.

  •
  Education Technology. Focusing on investment in companies employing emerging technology solutions in the education and training marketplace. Building on our brand recognition and industry-leading position in educational services, we seek to create stockholder value by capitalizing on an opportunity to establish a leadership position in the application of Internet and wireless technologies to the education marketplace though Sylvan Ventures.

        We provide lifelong educational services through five separate business segments. As of July 1, 2001, we realigned several of our business segments to emphasize our focus on increasing our presence in the post-secondary education and online education markets. Our new segments are K through 12 Education Services, Online Higher Education, Sylvan International Universities, English Language Instruction and Sylvan Ventures. The K through 12 Education Services segment includes the operations of Sylvan Learning Centers, which designs and delivers individualized tutorial programs to school age children through franchised and Sylvan-owned Learning Centers. This segment also includes the operations of Schulerhilfe, a major provider of tutoring services in Germany, and Sylvan Education Solutions, which principally provides educational programs to public and non-public school district students through contracts funded by Title 1 and state-based programs. The Online Higher Education segment provides professional development and graduate degree programs to teachers through Canter and Associates and the Sylvan Teacher Institute. The Sylvan International Universities segment owns or maintains controlling interests in five private, for-profit institutions located in Spain, Mexico, Switzerland, Chile and France. The English Language Instruction segment consists of the operations of Wall Street Institute, a European-based franchiser and operator of learning centers that teach the English language in the post-secondary market. Our Sylvan Ventures segment was established during the first quarter of 2000 to invest in and develop companies that are creating emerging technology solutions for the education and training marketplace.

        Our executive offices are located at 1001 Fleet Street, Baltimore, Maryland 21202, and our telephone number is (410) 843-8000. Information contained on our Web sites does not constitute a part of, nor is it incorporated by reference into, this prospectus. The terms "Sylvan," "we," "us" and "our" as used in this registration statement refer to Sylvan Learning Systems, Inc. and its subsidiaries as a combined entity, except where it is made clear that these terms mean only the parent company.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference include forward-looking statements. Forward-looking statements include information we provide about our possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and are generally accompanied by words such as "may," "will," "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions.

        Forward-looking statements involve various risks, uncertainties and assumptions. Our actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. Also, you should not assume that we will update any of these forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this prospectus.

        You should understand that many important factors, in addition to those discussed in the documents we incorporate by reference, could cause our results to differ materially from those expressed in these forward-looking statements. These factors include:

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  our ability to continue to make acquisitions and to successfully integrate and operate acquired businesses;

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  the fluctuations in revenues from our business segments;

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  market acceptance of new service offerings by us or our competitors and our ability to predict and respond to changes in the markets for our educational services;

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  the development and expansion of our franchise system and the effect of new technology applications in educational services industry;

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  our ability to attract and retain key personnel in all segments of our business;

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  the effect of existing regulations governing our business or changes in those regulations;

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  our ability to effectively manage the growth of our business;

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  possible increased competition from other educational service providers;

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  the effect on our business and results of operations from fluctuations in the value of foreign currencies;

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  the many risks associated with our operation of an increasingly global business, including complex management, foreign currency, legal, tax and economic risks;

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  changes in the political, economic and business climate in the United States or the international markets where we operate; and

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  risks of downturns in general economic conditions, and in the educational services and education technology industries specifically.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees and stock transfer taxes.

SELLING STOCKHOLDERS

        We issued the shares of common stock offered by this prospectus to the selling stockholders as part of the consideration for our acquisition of a number of Sylvan Learning Centers held by the selling stockholders in a transaction exempt from the registration requirements of the Securities Act. The selling stockholders, including their donees, pledgees, transferees or their successors, may from time to time offer and sell any or all of these shares. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

        The selling stockholders have represented to us that they purchased the shares of common stock for their own account for investment only and not with a view toward selling or distributing them, except through sales registered under the Securities Act or exemptions. We agreed with the selling stockholders to file this registration statement to register the resale of the shares of common stock. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which all the shares offered hereby are sold or are eligible to be sold without the volume or other restrictions imposed by Rule 144 under the Securities Act.

        The following table shows, as of February 8, 2002, the beneficial ownership of the shares of our common stock by each of the selling stockholders. The information in the table below with respect to each selling stockholder is based on information provided by or on behalf of that selling stockholder. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us, other than as a result of their ownership of our securities or as franchisee of one or more of our Sylvan Learning Centers. However, John A. Miller, one of our directors since October 2001, holds an indirect equity interest in each of the selling stockholders. Mr. Miller's investment was made in the first quarter of 1999.

        Because the selling stockholders may sell all or some of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of our common stock that will be beneficially owned by the selling stockholders after this offering. Also, the selling stockholders may sell, transfer or otherwise dispose of, at any time or from time to time after the date on which they provided the information, all or a portion of the shares of our common stock beneficially owned by them in transactions exempt from registration under the Securities Act.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to shares of our common stock. None of the share amounts set forth below represents more than 1% of our outstanding stock as of February 8, 2002, adjusted as required by the SEC's rules.

Name	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Offered
Atlanta Learning Systems, LLC, Boston Learning Systems, LLC and Pittsburgh Learning Systems, LLC(1)	143,609	143,609

Total	143,609	143,609

(1) All shares are held jointly and severally by the three selling stockholders.

PLAN OF DISTRIBUTION

        We are registering an aggregate of 143,609 shares of our common stock to permit public sales of the shares by the selling stockholders from time to time after the date of this prospectus.

        The shares may be sold by the selling stockholders in one or more transactions at the prevailing market price for our common stock at the time of the sale, a price related to the prevailing market price, a negotiated price or such other prices as the selling stockholders determine from time to time. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution, distribution to members or stockholders or other non-sale transfer. The selling stockholders may offer their shares in one or more of the following transactions:

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  in the over-the-counter market;

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  on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

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  in transactions other than in the over-the-counter market or on an exchange or quotation service;

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  through the writing of options, whether listed on an options exchange or otherwise;

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  through the settlement of short sales;

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  by pledge to secure debts and other obligations; or

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  through a combination of any of the above, which may involve crosses or block transactions.

        In connection with the sale of the shares of our common stock, the selling stockholders may engage in short sales and may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the shares and deliver these securities to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

        The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents.

        Our outstanding shares of common stock are listed for trading on the Nasdaq National Market under the symbol "SLVN."

        In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed broker-dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The shares of our common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares to or through underwriters, broker-dealers or agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any discounts, commissions or profits on the resale of shares and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

        In addition, any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The selling stockholders may decide not to sell all of the shares they hold. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. An accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will disclose the names of the selling stockholders, the number of shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer.

        We have granted registration rights for the benefit of the selling stockholders under applicable federal and state securities laws. The selling stockholders will pay all of the expenses incurred because of the offering and sale of the shares. Each selling stockholder will be responsible for payment of any commissions, discounts or concessions of underwriters, broker-dealers or agents. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liability are imposed on it under the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock covered by this prospectus was passed upon for us by our counsel, Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report. Ernst & Young LLP's report on our consolidated financial statements for the year ended December 31, 2000 is based in part on the report of Arthur Andersen LLP, independent auditors. We have incorporated our consolidated financial statements by reference into this prospectus and elsewhere in this registration statement in reliance upon the reports of Ernst & Young LLP and Arthur Andersen LLP, given on the authority of these firms as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, have audited the separate financial statements of Classwell Learning Group, Inc., Caliber Learning Network, Inc., HigherMarkets, Inc. and Mindsurf, Inc., respectively, included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Ernst & Young LLP's reports on the financial statements of Classwell Learning Group, Inc., Caliber Learning Network, Inc. and HigherMarkets, Inc. contain explanatory paragraphs describing conditions that raise substantial doubt about the ability of each entity to continue as a going concern. The separate financial statements of Classwell Learning Group, Inc., Caliber Learning Network, Inc., HigherMarkets, Inc. and Mindsurf, Inc., respectively, are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Arthur Andersen LLP, independent auditors, have audited the consolidated financial statements of iLearning, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. The consolidated financial statements of iLearning, Inc. are incorporated by reference in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing.

        PricewaterhouseCoopers, LLP, independent auditors, have audited the financial statements of Chancery Software Ltd. included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. The financial statements of Chancery Software Ltd. are incorporated by reference in reliance on PricewaterhouseCoopers, LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 0-22844. You may read and copy the registration statement and any other document we file at the following SEC public reference rooms:

Judiciary Plaza 450 Fifth Street, N.W. Rm. 1024 Washington, D.C. 20549	500 West Madison Street 14th Floor Chicago, Illinois 60661

        You may obtain information on the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC and these filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our common stock is listed on the Nasdaq National Market under the symbol "SLVN." You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the documents we file under the Exchange Act. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. The information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000.

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  Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2001.

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  Current Reports on Form 8-K filed April 24, 2001.

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  Description of our common stock contained in our registration statement on Form 8-A, filed with the Commission under the Exchange Act.

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  Description of our preferred stock purchase rights, contained in our registration statement on Form 8-A filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will provide a copy of documents we incorporate by reference at no cost to any person who receives this prospectus. To request a copy of any or all of these documents, write or telephone us at: 1001 Fleet Street, Baltimore, Maryland 21202, (410) 843-8000, Attention: Chief Financial Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Sylvan Learning Systems, Inc. All of the amounts shown are estimated except the SEC registration fee.

Securities and Exchange Commission registration fee	$313
Transfer agent's fees and expenses	5,000
Printing expenses	5,000
Legal fees and expenses	7,500
Accounting fees and expenses	15,000
Miscellaneous expenses	7,187

Total	$40,000

15. Indemnification of Officers and Directors

        Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Sylvan's Charter and Bylaws include provisions requiring that Sylvan indemnify its directors and officers to the fullest extent permitted by Maryland General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

16. Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, effective as of January 1, 2002, by and among the registrant, Atlanta Learning Systems, LLC, Boston Learning Systems, LLC and Pittsburgh Learning Systems, LLC. Sylvan will furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.*
3.1	Articles of Amendment and Restatement of the Charter.**
3.2	Amended and Restated By-Laws dated September 27, 1996.***
4.1	Specimen Stock Certificate.**
5.1	Opinion of Piper Marbury Rudnick & Wolfe as to the validity of the shares.*
23.1	Consent of Ernst & Young LLP with respect to reports of the financial statements of Sylvan Learning Systems, Inc., Classwell Learning Group, Inc., Caliber Learning Network, Inc., HigherMarkets, Inc. and Mindsurf, Inc.*
23.2	Consent of Arthur Andersen LLP with respect to consolidated financial statements of iLearning, Inc.*
23.3	Consent of PricewaterhouseCoopers, LLP with respect to financial statements of Chancery Software Ltd.*
23.4	Consent of Piper Marbury Rudnick & Wolfe LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on Page II-4).

*
Filed herewith.

**
Incorporated by reference to the exhibits to the registrant's registration statement on Form S-1 (File No. 33-69558).

***
Incorporated by reference to the registrant's annual report on Form 10-K for the year ended December 31, 1996.

17. Undertakings

          (a)  The undersigned registrant hereby undertakes:

            (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

            (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 18th day of February, 2002.

SYLVAN LEARNING SYSTEMS, INC.
By:	/s/ DOUGLAS L. BECKER Douglas L. Becker Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Douglas L. Becker and Sean Creamer, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date
/s/ DOUGLAS L. BECKER Douglas L. Becker	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 18, 2002
/s/ PETER COHEN Peter Cohen	President and Chief Operating Officer	February 18, 2002
/s/ SEAN CREAMER Sean Creamer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 18, 2002
/s/ R. CHRISTOPHER HOEHN-SARIC R. Christopher Hoehn-Saric	Director	February 18, 2002
/s/ JOHN A. MILLER John A. Miller	Director	February 18, 2002

/s/ R. WILLIAM POLLOCK R. William Pollock	Director	February 18, 2002
/s/ LAURENCE M. BERG Laurence M. Berg	Director	February 18, 2002
Michael S. Gross	Director
/s/ JAMES H. MCGUIRE James H. McGuire	Director	February 18, 2002
Richard W. Riley	Director
/s/ JUDITH D. MOORE Judith D. Moore	Director	February 18, 2002

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement, effective as of January 1, 2002, by and among the registrant, Atlanta Learning Systems, LLC, Boston Learning Systems, LLC and Pittsburgh Learning Systems, LLC. Sylvan will furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.*
3.1	Articles of Amendment and Restatement of the Charter.**
3.2	Amended and Restated By-Laws dated September 27, 1996.***
4.1	Specimen Stock Certificate.**
5.1	Opinion of Piper Marbury Rudnick & Wolfe as to the validity of the shares.*
23.1
Consent of Ernst & Young LLP with the reports on the financial statements of Sylvan Learning Systems, Inc., Classwell Learning Group, Inc., Caliber Learning Network, Inc., HigherMarkets, Inc. and Mindsurf, Inc.*
23.2	Consent of Arthur Andersen LLP with respect to consolidated financial statements of iLearning, Inc.*
23.3	Consent of PricewaterhouseCoopers, LLP with respect to financial statements of Chancery Software Ltd.*
23.4	Consent of Piper Marbury Rudnick & Wolfe LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on Page II-4).

*
Filed herewith.

**
Incorporated by reference to the exhibits to the registrant's registration statement on Form S-1 (File No. 33-69558).

***
Incorporated by reference to the registrant's annual report on Form 10-K for the year ended December 31, 1996.

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TABLE OF CONTENTS
SYLVAN LEARNING SYSTEMS, INC.
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  14. Other Expenses of Issuance and Distribution
  15. Indemnification of Officers and Directors
  16. Exhibits
  17. Undertakings
SIGNATURES